AMENDMENT

TO

SECOND AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT is made as of the 21st day of November, 2013, by and between Mason Street Advisors, LLC (the “Adviser”) and Janus Capital Management LLC (the “Sub-Adviser”).

WHEREAS, the Adviser and the Sub-Adviser are parties to a Second Amended and Restated Investment Sub-Advisory Agreement dated August 8, 2013 (the “Agreement”) relating to the Focused Appreciation and International Growth Portfolios of the Northwestern Mutual Series Fund, Inc.; and

WHEREAS, the Adviser and the Sub-Adviser wish to amend the Agreement to modify the investment sub-advisory fee payable with respect to the Focused Appreciation Portfolio as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A to the Agreement shall be modified by deleting the text set forth thereon and replacing it with the text set forth on Exhibit A attached to this Amendment, the content of which is hereby incorporated herein by this reference.

2. Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

3. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, each party has caused this Amendment to be signed below by a duly authorized officer with full power and authority to execute this Amendment.

JANUS CAPITAL MANAGEMENT LLC		MASON STREET ADVISORS, LLC

By:	/s/ RUSSELL P. SHIPMAN	By:	/s/ JEFFERSON V. DEANGELIS
Name:	Russell P. Shipman	Name:	Jefferson V. DeAngelis
Title:	SVP and Managing Director	Title:	President

EXHIBIT A

SCHEDULE A

TO

SECOND AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

MASON STREET ADVISORS, LLC

AND

JANUS CAPITAL MANAGEMENT LLC

DATED AUGUST 8, 2013

As Amended November 21, 2013

Portfolio	Fee
Focused Appreciation	0.45% on the first $25 million
0.40% on the next $125 million
0.35% on the next $850 million
0.30% on assets over $1 billion
International Growth	0.50% on the first $100 million
0.43% on the next $150 million
0.37% on assets over $250 million